Exhibit 99.1

Avatech Solutions Announces Profitable First Fiscal Quarter

• Net income rises to $489,000

• SG&A declines by $603,000

• Services revenue increases by 8%

BALTIMORE, MD – November 14, 2007 – Avatech Solutions, Inc. (OTCBB:AVSO.OB), the nationwide technology experts for design, engineering, and facilities management, today announced financial results for its first fiscal quarter ended September 30, 2007.

For the first quarter of fiscal 2008, the Company reported revenues of $12,417,000 compared to $12,045,000 in the prior-year period. The Company reported net income of $489,000, or $0.02 per fully diluted share, compared to net income of $36,000, or $0.00 per fully diluted share, in the same period of the prior year.

President and Chief Executive Officer George Davis commented, “We executed on our strategy in the first quarter and Avatech’s financial results reflect the benefit of that focus. Net income rose as a result of a modest increase in revenue from the first quarter of the prior year – including an 8% increase in services revenue – combined with a decrease of more than $600,000 in selling, general and administrative expenses. This decrease reduced SG&A as a percentage of sales to 37.2% compared to 43.4% in the fiscal 2007 first quarter and was achieved through the execution of our cost-reduction and containment initiatives, which began in February 2007.

“We have established a prudent cost base and a rigorous expense management philosophy for Avatech, and are working aggressively to improve gross margins. In conjunction with our successful cost containment efforts, this will lay a solid long-term foundation for consistent profitability and improved earnings. We continue to expect to deliver modest revenue growth in fiscal 2008 and be profitable in each successive quarter.

“With our baseline operational plans and a renewed emphasis on the bottom line in place, we have been turning additional attention to growth and strategic endeavors, with particular focus on services and diversification. With the increased need for vertical and 3D solutions, we are seeing a natural demand for complimentary services in advanced training, consultancy and implementation. Our goal is to leverage the extensive need for engineering solutions and to use Avatech’s industry expertise and outstanding technical capabilities to grow our Company’s bottom line.”

Conference Call Information

Avatech will hold a conference call to discuss its first quarter results at 11:00 a.m. ET on Wednesday, November 14, 2007. The dial-in number for the conference call is (866) 634-2258. (For international callers, the dial-in number is 706-643-9926.) A replay of the call will also be available through Wednesday, November 21, 2007, and can be accessed by dialing (706) 645-9291, conference ID #23107099. An audio replay of the conference call will be available in the Investor Relations section of the Company’s Web site, http://www.avatech.com.

About Avatech Solutions
Avatech Solutions, Inc. (OTCBB:AVSO.OB) is the recognized leader in design and engineering technology with unparalleled expertise in design automation, data management and process optimization for the manufacturing, engineering, building design and facilities management markets. Headquartered in Owings Mills, Maryland, the company specializes in consulting, software systems integration and implementation, standards development and deployment, education, and technical support. Avatech is one of the largest integrators of Autodesk software worldwide and a leading provider of PLM solutions. The company’s clients include industry leaders from Fortune 500 and Engineering News Record’s Top 100 companies. Visit http://www.avatech.com for more information.

Forward-looking Statement
This press release contains forward-looking statements about the expectations, beliefs, plans, intentions, and strategies of Avatech Solutions, Inc. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Statements that are not historical in nature, including those that include the words “goal,” “expect,” “anticipate,” “estimate,” “should,” “believe,” “intend,” and similar expressions, are based on current expectations, estimates and projections about, among other things, the industry and the markets in which Avatech operates, and they are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including risks and uncertainties discussed in this report; general economic, market, or business conditions; changes in interest rates, and demand for our products and services; changes in our competitive position or competitive actions by other companies; the ability to manage growth; changes in laws or regulations or policies of federal and state regulators and agencies; and other circumstances beyond our control. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or, if substantially realized, will have the expected consequences on our business or operations.

Company Contact	Investor Relations Contact
Jean Schaeffer	Harriet Fried / Jody Burfening
Avatech Solutions, Inc.	Lippert/Heilshorn & Associates
Phone +1 (410) 581-8080 Fax +1 (410) 753-1591	Phone +1 (212) 838-3777 Fax +1 (212) 838-4568
jean.schaeffer@avatech.com	hfried@lhai.com